Exhibit 99.1

September 16, 2004

Tetra Tech Reports on Weakness in
Infrastructure and Communications Markets

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) reported today that business in its infrastructure and communications markets through the first two months of the quarter is substantially below the Company’s expectations.  The rest of Tetra Tech’s business has been performing as expected over the same period.

Overall, the Company’s revenue is in line with previous guidance for the fourth quarter.  However, revenue in the infrastructure and wired communications markets is significantly below plan.  In addition, the Company continues to experience increased difficulty in contract negotiations regarding change orders and receivable collections on certain contracts in the communications and infrastructure markets.  Further, profit margins are depressed because these two markets are highly sensitive to overcapacity and utilization.

To a lesser extent, the Company will incur charges in its ongoing effort to consolidate certain infrastructure and wired communications operations, as has been previously communicated.  However, continued market instability and remaining contract obligations have affected the speed of this consolidation.

Accordingly, operating profit, if any, for the fourth quarter is expected to be substantially below the Company’s previous guidance.  The Company will soon be finalizing its fourth quarter results and will update investors in the next few weeks.

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With over 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; acquisition strategy risks; management of growth strategy; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; the impact of downturns in the financial markets and reductions in government budgets; credit risks associated with commercial clients; failure to properly manage projects; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation or adjustment; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontracts; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws, regulations or programs; competition; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; adverse resolution of an IRS examination; changes in financial accounting standards; expenses associated with corporate governance; implementation of the ERP system; disruption of operations due to computer viruses or terrorism; and foreign currency fluctuations Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.